UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2008

MSTI Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52862	26-0240347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259-263 Goffle Road Hawthorne, New Jersey	07506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 304-6080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2008, Keith Scarzafava resigned as the Chief Technology Officer of MSTI Holdings, Inc. (the “Company”). Mr. Scarzafava resignation was not the result of any disagreement with the Company or its management.

Effective December 1, 2008, Alan Kurian 32, will serve as the Chief Technology Officer of the Company. Mr. Kurian has served as the Company’s Information Architect since January 2000, in which capacity he managed the design and implementation of the NuVisions platform, HSIA systems and Wireless Hot Zones. Previously, Mr. Kurian was the Lead Architect at North American Internet Service, a national provider of internet services, from June 1997 to December 1999.

There are no related party transactions between the Company and Mr. Kurian that are reportable under Item 404(a) of Regulation S-K. There is no family relationship among Mr. Kurian and the Company’s other executive officers and directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSTI Holdings, Inc.

Dated: December 2, 2008	By:	/s/ Ownkar Persaud
Name: Ownkar Persaud
Title: Vice President Finance